SECOND AMENDMENT AND RESTATED DISTRIBUTION AGREEMENT FOR "PRIVATE LABELED" PRODUCTS

This Second Amendment and Restated Distribution Agreement (this ***"Amendment"***) is made and entered into on this 11th day of August, 2023 (***"Effective Date"***), by and between: **NanoVibronix, Inc.**, having its principal place of business at 525 Executive Boulevard, Elmsford, NY 10523 (hereinafter, the ***"Supplier"***); and **Ultra Pain Products Inc.**, having its principal place of business at 23-25 31st St. Suite 610 Astoria, NY 11105 (hereinafter, the ***"Purchaser"***) (the aforesaid herein referred to individually as a ***"Party"*** and together as the ***"Parties"***).

RECITALS

WHEREAS, an Amended and Restated Distribution Agreement for "Private Labeled" Products was entered into between the Parties on December 10, 2020, (the ***"First Amended Agreement"***);

WHEREAS, the Parties wish to amend the First Amended Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the First Amended Agreement is hereby amended as follows:

I. Amendments to the First Amended Agreement

1. DEFINITIONS

1.6. ***"Protected Customers"*** means customers or end users to whom Purchaser or Purchaser's DME Distributors sell the Private Labeled Products during the Term.

1.7. ***"Field"*** as used in connection with the exclusive right granted to Purchaser hereunder means (a) Purchaser's sales of the Products and Private Labeled Products within the Territory to or through DME Distributors; and (b) Purchaser's continued sales of the Private Labeled Products and Products to Customers. Specifically excluded from the Field are: (a) any sales of Products or Private Labeled Products to any Veteran's Facilities; and (c) any sales of Products or Private Labeled Products made pursuant to a Federal Supply Schedule.

3. GENERAL RIGHTS AND OBLIGATIONS

3.2. Order Requirement. Upon execution of this Amendment, Purchaser shall place an initial order of six hundred (600) units of Products, and an additional twelve hundred (1,200) units before December 31, 2023 so that Purchaser's total purchase obligation under this Amendment during the Renewal Term is twelve hundred (1,800) units for the remainder of 2023.

3.5. Purchaser Pricing of Labeled Products. Purchaser and any DME Distributors to whom Purchaser sells Private Labeled Products shall have the right to set resale prices, bill, and collect payments for its sales of Private Labeled Products, subject to the following:

3.5.1. Information or documents relating to Purchaser's and any DME Distributors' pricing of the Private Labeled Product shall not be publicized, including (but not limited to) on any websites, in public forums, events, or discussions, on any social media platform, or in printed publications. Furthermore, Purchaser's and any DME Distributor's pricing of the Private Labeled Products shall not be disclosed to any third-party that has not specifically requested a price quote for the Private Labeled Products.

3.5.2. Any non-public pricing set by Purchaser and any DME Distributor in connection with its resale of the Private Labeled Products to end users or consumers shall not be below the manufacturer's list price. That is, the manufacturer's list price is the minimum price at which Purchaser and any DME Distributor may sell the Private Labeled Products, and excludes any applicable sales tax, VAT, and freight charges.

3.5.3. The manufacturer's list price for the Products (not privately labeled) as of the Effective Date of this Amendment is $4,995. Any change in the manufacturer's list price for the Products shall be communicated to Purchaser in writing.

3.5.4. Supplier shall represent, advertise, or otherwise communicate in any form or medium, the price of the Product and/or the Private Labeled Products to the general public, or any third-party person, entity, or organization to be the price as stated in the above Section 3.5.3. The terms stated in this Section 3.5.4, shall not apply to Products provided through Supplier's Benevolence Program.

3.6. Limitations. Purchaser hereby acknowledges that the exclusive right granted under this Amendment is for the purchase of Products and Private Labeled Products from Supplier, and the subsequent sale of said Products and Private Labeled Products to Customers or through DME Distributors to Customers.

7. TERM AND TERMINATION

7.1. Renewal Term. Term of this Amendment shall begin on the Effective Date and continue for twelve (12) months or until the Centers for Medicare and Medicaid Services ("*CMS*") assigns a reimbursement value to the PainShield®, whichever comes first, (the "***Renewal Term***"). At the end of the Renewal Term, the Parties agree to enter into good faith negotiations to enter into a new Distribution Agreement. For 60 days from the termination of this agreement, Purchaser shall have the first right of refusal to accept said Distribution Agreement and, pursuant to the same, Supplier is prohibited from entering into a similar agreement, exclusive or otherwise, with any third-party.

II. Amendment Terms

i. Any and all Exhibits and/or Appendices to the First Amended Agreement are hereby removed except for those provisions pertaining to Supplier's Warranty and Return Policy as contained in Appendix B, and the Products and Pricing Schedule as contained in Appendix A, of the First Amended Agreement.

ii. The force, intent and provisions of the First Amended Agreement, unless expressly set forth or amended herein, remain in effect and nothing in this Amendment should be deemed a waiver of any rights of obligations contained therein.

iii. Supplier shall not increase the Prices of PainShield® as provided for in the First Amended Agreement during the term of this Amendment.

Intending to be bound, the Parties hereto have executed this Amendment as of the Effective Date.

SUPPLIER

NanoVibronix, Inc.
525 Executive Boulevard
Elmsford, NY 10523

By: DocuSigned by: Brian Murphy 43493EAD284A477...

Name: Brian Murphy
Title: President

Date: 8/22/2023

PURCHASER

Ultra Pain Products, Inc.
23-25 31st St. Suite 610
Astoria, NY 11105

By: DocuSigned by: 777E078BED0B4E6...

Name: Ari Alayev
Title: CEO

Date: 8/21/2023